Exhibit 21

Subsidiaries of the Registrant

The following are subsidiaries of the Registrant as of December 31, 2006 and the jurisdiction in which each is organized. Each of the subsidiaries generally conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries individually and in the aggregate do not constitute a significant subsidiary.

Subsidiary	State or Country of Organization
Subsidiary of the Registrant:
CDI Corporation (a)	Pennsylvania
Subsidiaries of CDI Corporation:
CDI AndersElite Limited	United Kingdom
CDI Engineering Solutions, Inc. (b)	Delaware
CDI Marine Company (c)	Florida
C.D.I. Professional Services Group, S. de R.L. de C.V. (d)	Mexico
CDI Professional Services, Ltd.	Canada
CDI Orchard Financial Services Limited	Delaware
Liquid Medium, LLC	Delaware
Management Recruiters International, Inc. (e)	Delaware
Maplehill Corporation	Delaware
Shared Services of West Virginia LLC	Delaware
The M&T Company (c)	Pennsylvania
Todays Staffing, Inc. (f)	Pennsylvania

Subsidiaries of CDI AndersElite Limited:
CDI AndersElite Australia Pty Limited	Australia
Worldwide Contract Recruitment Limited	United Kingdom

Subsidiaries of Management Recruiters International, Inc.:
Brownshill Corporation	Delaware
Franchise Services of Ohio, Inc.	Delaware
MRI Contract Staffing, Inc.	Ohio
Subsidiary of Brownshill Corporation:
Brownshill Holdings Limited	United Kingdom
Browns Canyon Corporation	Delaware
Subsidiary of Brownshill Holdings Limited:
MRIWW Franchise Services Ltd.	United Kingdom
Subsidiary of Maplehill Corporation:
Asset Computer Personnel Corporation	Canada
Subsidiaries of Todays Staffing, Inc.:
Todays Staffing, Ltd.	Canada
Yellowhill Corporation	Delaware
Subsidiaries of Yellowhill Corporation
Yellow Canyon Corporation	Delaware
Subsidiaries of Shared Services of West Virginia LLC:
Greenhill LLC	Delaware
Subsidiary of Greenhill LLC:
Green Canyon LLC	Delaware

(a)	CDI Corporation also conducts its business using the trade names of CDI Business Solutions, CDI Engineering Solutions, CDI-Aerospace, CDI-Government Services, CDI-IT Solutions, CDI-IT Services, CDI-Life Sciences, and CDI-Process & Industrial.

(b)	CDI Engineering Solutions, Inc. also conducts its business using the trade names of CDI Business Solutions, CDI-Life Sciences, and CDI-Process & Industrial. Effective December 31, 2006, CDI Engineering Solutions, Inc. was merged into CDI Corporation.

(c)	CDI Marine and The M & T Company also conduct their business using the trade names of CDI Business Solutions and CDI Government Services.

(d)	C.D.I. Professional Services Group, S. de R.L. de C.V. also conducts its business using the trade name of CDI.

(e)	Management Recruiters International, Inc. also conducts its business using the trade names of MRI, MRI Worldwide, Sales Consultants, Office Mates 5, and CompuSearch.

(f)	Todays Staffing, Inc. also conducts its business using the trade names Todays Legal Staffing, Todays Office Staffing and Todays Financial Staffing.